Exhibit 99.4

SEGMENT FINANCIAL SUMMARY

NDCHealth Corporation and Subsidiaries

(from continuing operations)

($ in thousands)

	Fiscal 2004				Fiscal 2005	Q1/Q1 Y-Y % Change	Q4/Q1 Sequential % Change
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1
Network Services and Systems:
Revenue	$63,058	$66,859	$66,248	$60,881	$57,535	-8.8%	-5.5%
Cost of Service	$28,011	$29,683	$28,425	$30,384	$30,678	9.5%	1.0%
Operating Income	$15,001	$15,684	$15,136	$7,320	$5,683	-62.1%	-22.4%
% margin	23.8%	23.5%	22.8%	12.0%	9.9%

Information Management:
Revenue	$35,941	$38,762	$37,918	$36,708	$34,943	-2.8%	-4.8%
Cost of Service	$19,730	$19,713	$20,106	$20,982	$20,379	3.3%	-2.9%
Operating Income	$6,280	$8,551	$7,741	$2,355	$2,296	-63.4%	-2.5%
% margin	17.5%	22.1%	20.4%	6.4%	6.6%

Pharmacy Benefit Services:
Revenue	$4,642	$4,802	$6,585	$13,879	$16,232	249.7%	17.0%
Cost of Service	$3,685	$3,653	$5,663	$13,011	$15,063	308.8%	15.8%
Operating Income	$300	$531	$164	$(118)	$218	-27.3%	284.7%
% margin	6.5%	11.1%	2.5%	-0.9%	1.3%

Other:*
Operating Income	$(1,499)	$(1,422)	$—	$(622)	$—	nm	nm

NDCHealth - Total
Revenue	$103,641	$110,423	$110,751	$111,468	$108,710	4.9%	-2.5%
Cost of Service	$51,426	$53,049	$54,194	$64,377	$66,120	28.6%	2.7%
Operating Income	$20,082	$23,344	$23,041	$8,935	$8,197	-59.2%	-8.3%
% margin	19.4%	21.1%	20.8%	8.0%	7.5%

*	Includes Restructuring and Other Charges not allocated to an Operating Segment.